Exhibit 10.6

EXHIBIT B TO REPURCHASE
OPTION AGREEMENT

This Repurchase Option Agreement (the "Agreement") is made as of the 13th day of August, 2013 by and between U.S. Rare Earths, Inc. (the "Company") a Nevada corporation and Daniel McGroarty (the "Seller").

WITNESSETH:

WHEREAS, the Seller is the owner of eight hundred thousand (800,000) shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"); and

WHEREAS, the Seller desires to grant to the Company a right and option to repurchase all or any portion of the Common Stock at a purchase price of $1.00 per Share (the "Price Per Share"), on and subject to the terms of this Agreement (the "Repurchase Option").

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Seller hereby agree as follows:

1. Repurchase Option.  The  Seller  hereby  irrevocably  grants  to  the  Company  the right and option (the "Repurchase Option") to repurchase all or any portion  of  the  Common Stock at the Price Per Share, in whole or in part, at any time on or before 5:30 pm New York City time on April 30, 2014 (the "Expiration Date").

2. Closing.  At any time on or after the date hereof and prior to the Expiration Date, the Company shall have the right but not the obligation to repurchase all or any portion of the Common Stock at the Price Per Share at one or more closings which shall take place electronically at such time as shall be determined by the Company. At least one business day prior to a closing, the Company shall (a) deliver to Manhattan Transfer Registrar Company, as escrow agent (the "Escrow Agent") a notification in writing specifying (i) the number of shares of the Common Stock that it intends to repurchase from the Seller (the "Repurchase Shares") and the proposed date of closing, and (b) wire transfer  in  immediately  available  funds  to  an account designated by the Escrow Agent an amount equal to the product of the number of Repurchase Shares multiplied by the Price Per Share (the "Purchase  Price").  At each closing, upon receipt of written instruction from the Company on or before the  Expiration  Date,  the Escrow Agent shall simultaneously disburse to the Seller by wire transfer in immediately available funds an amount equal to the Purchase Price and deliver to the Company the Repurchase Shares. Upon disbursement to the Seller of the Purchase Price at closing, the Company shall automatically become the legal  and beneficial  owner of  the Repurchase  Shares and all rights and interests therein or relating thereto.

3. Escrow of Common Stock.

(a) To ensure the availability for delivery of the Common Stock upon repurchase by the Company pursuant to the Company's Repurchase Option, promptly upon execution of this Agreement, the Seller shall deliver to the Escrow Agent a certificate (or certificates) representing the Common Stock, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Company. The Seller shall also promptly deliver to the Escrow Agent any other documents or instruments reasonably requested by the Escrow Agent. The certificates representing the Common Stock together with the stock powers shall be held by the Escrow Agent in escrow pursuant to the terms of an Escrow Agreement to be entered into simultaneously with the execution of this Agreement in the form attached hereto as Exhibit A.

(b) Subject to the terms hereof, the Seller shall have all the rights of a shareholder with respect to such Common Stock while they are held in escrow, including without limitation, the right to vote the Common Stock and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Common  Stock, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Seller is entitled by reason of the Seller's ownership of the Common Stock shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Common Stock" for purposes of this Agreement and the Company's Repurchase Option.

4. Restrictions on Transfer. Except for the repurchase of Common Stock as set forth herein, the Seller shall not transfer, assign, sell, convey or otherwise encumber any Common Stock not released from escrow or agree to any of the foregoing in any way until after the Expiration Date.

5. Representations of the  Seller. The Seller represents to the Company at the time of execution of this Agreement and at each closing as follows:

(a) The Seller has all necessary power and authority to enter into and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The Seller owns all right, title and interest in and to, and have the right to transfer to the Company, in connection with the Repurchase Option provided for herein, all of the Common Stock being repurchased by the Company, pursuant to the terms of this Agreement, free and clear of all liens, security interests, charges and other encumbrances.

(c) The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Option and has had full access to such other information concerning the Repurchase Option and the Company as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase Option. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

(d) The Seller represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(e) The Seller acknowledges and understands that the Company on or around the date of this Agreement or otherwise during the term of the Repurchase Option,  may  sell shares of Common Stock, or other securities of  the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Common Stock. Notwithstanding any such sales, the Seller agrees to accept the Purchase Price as full and fair payment for the Common Stock to be purchased hereunder.

6. Representations   of   the   Company.  The  Company  represents  to  the  Seller  at  the time of execution of this Agreement and at each closing as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) The Company has all necessary  corporate  power  and  authority  to  enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement have been  duly  authorized  by  all  necessary action on  the part of the Company and its board of directors.  This Agreement  constitutes  the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

7. Adjustment   for Stock Split. All references to the number of  shares of  Common Stock and the purchase price of the Common Stock in this Agreement shall be  appropriately adjusted to reflect any stock split, stock dividend or other change in the Common  Stock which may be made by the Company after the date of this Agreement.

8. Miscellaneous. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns. The Seller may not assign this Agreement or any of its rights under this Agreement without the Company's prior written consent. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S. RARE EARTHS, INC

/s/ Kevin Cassidy
Name: Kevin Cassidy
CEO

DANIEL MCGROARTY

/s/ Daniel McGroarty
Daniel McGroarty

EXHIBIT A

ESCROW AGREEMENT
THIS   ESCROW   AGREEMENT,   dated   as   of   August  13, 2013   ("Escrow Agreement"), is made by and between U.S. Rare Earths, Inc. (the "Company") and Daniel McGroarty ("Seller") together with Manhattan Transfer Registrar Company, as Escrow Agent hereunder ("Escrow Agent").

WITNESSETH:

WHEREAS, the Seller is the owner of 800,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock");

WHEREAS, the Seller has granted to the Company a right and option (the "Option") to purchase the Common Stock, in whole or in part, at a purchase price of $1.00 per Share (the "Price Per Share") at any time on or before 5.30 pm New York City time on April 30, 2014 (the "Expiration Date"), in accordance with the terms of Stock Sale, Call Option and Mutual Release Agreement and a Repurchase Option Agreement between the Company and the Seller dated as of August _,. 2013 (the "Repurchase Option Agreement"); and

WHEREAS, to ensure the availability for delivery of the Shares upon repurchase by the Company, the Company and Seller desire to appoint the Escrow Agent in accordance with the terms herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

1. Appointment of  and Acceptance  by  Escrow  Agent. Both the Company and Seller appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

2. Deposits into Escrow.

(a) Promptly upon execution of this Escrow Agreement, the Seller shall deliver to the Escrow Agent a certificate (or certificates) representing the Shares, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Company. The Seller shall also promptly deliver to the Escrow Agent any other documents or instruments reasonably requested by the Escrow Agent.

(b) At least one business day prior to a closing, the Company shall wire transfer in immediately available funds to an account designated by the Escrow Agent an amount equal to the Purchase Price (as defined below) (the "Escrow Funds"). Each such deposit shall be accompanied by a report containing Seller's name, social security number  or  taxpayer identification n umber, address and other information required for withholding purposes; and a copy of a valid passport or drivers license.

ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE COMPANY ACCORDING TO ITS INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST COMPANY UNTIL  RELEASED  OR  ELIGIBLE  TO  BE RELEASED TO THE SELLER IN ACCORDANCE  WITH SECTION 3 HEREOF.

3.  Disposition of Escrow Items.

(a) If at any time, the Escrow Agent receives a joint written notification from the Company and Seller advising the Escrow Agent that the Repurchase Option Agreement has been terminated (a "Termination Notice"), then any certificates representing the Shares together with any stock powers shall be returned to Seller and any Escrow Funds shall be returned to the Company without any deduction or set off except as provided in Section 10 hereof.

(b) At any time on or after the date hereof and prior to the Expiration Date, the Company may, in its sole discretion, repurchase all or an y portion of the Common Stock at the Price Per Share at one or more closings which shall take place electronically at such time as shall be determined by the Company.  At least one business day prior to a closing, the Company shall deliver to the Escrow Agent a notification in writing specifying (i) the number of Shares that it intends to repurchase from Seller (the "Repurchase Shares") and (ii) the proposed date of closing, and (b) wire transfer in immediately available funds to an account designated by the Escrow Agent an amount equal to the product of the number of Repurchase Shares multiplied by the Price Per Share (the "Purchase Price"). At each closing, upon receipt of written notice from the Company on or before the Expiration Date instructing the Escrow Agent to release the Escrow Items (the "Escrow Release Notice") and provided the Escrow Agent has not received a Termination Notice, the Escrow Agent shall simultaneously disburse to Seller selling Repurchase Shares by wire transfer in immediately available funds an amount equal to the Purchase Price and deliver to the Company the Repurchase Shares. If the Escrow Agent receives the Escrow Release Notice prior to 12:01 p.m. New York City time on or before the Expiration Date, such disbursement and delivery will take place the same business day.  If the Escrow Agent receives the written notice after 12:01 p.m. New York City time on or before the Expiration Date, such disbursement and delivery shall take place no later than (1) business day after receipt of the written instruction.

(c) If after the Expiration Date, the Escrow Agent continues to hold any items deposited into escrow pursuant to Section 2 hereof (the "Escrow Items") then any certificates representing the Shares together with any stock powers shall be returned to the Seller and any Escrow Funds shall be returned to the Company without any deduction or set off except as provided in Section 10 hereof.

4. Suspension of Performance or Disbursement Into Court. If, at any time, (i) there shall exist an y dispute between the Company, Seller or Escrow Agent, or any other person  with respect to the holding or disposition of all or any portion of the Escrow Items or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Items or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) if the Company or Seller have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 6 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court all Escrow Funds for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to the Company or Seller or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disposition of the Escrow Items or any delay in or with respect to any other action required or requested of Escrow Agent.

5. Investment of Funds.  All Escrow Funds will be held by Escrow Agent in a Non- Interest Bearing Trust Account.

6. Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (1O) days prior written notice to the Company and Seller specifying a date when such resignation shall take effect.  Upon any such notice of resignation, the Company shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Items and shall transfer all Escrow Items to the successor Escrow  Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after payment by the Company or deduction from Escrow Funds (to the extent of Company's rights therein) of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent's resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. Liability of Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation the Repurchase Option Agreement.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction  determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Company or Seller Escrow Agent's sole responsibility shall be for the safekeeping and disposition of the Escrow Items in accordance  with the terms of this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential  or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Items, any account in which Escrow Funds are deposited, this Escrow Agreement or the Repurchase Option Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any agreement with or between the parties.  Escrow Agent shall not be responsible or liable in any manner for the performance by either party of their respective obligations under any agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of either party or any third party to honor any of the provisions of this Escrow Agreement.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its du ties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Items, without determination by the Escrow Agent of such court's jurisdiction  in the matter.  If any portion of the Escrow Items is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

8. Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, the Company and Seller, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and  expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation all parties to the Repurchase Option Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party.  Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the all parties to the Repurchase Option Agreement.  The obligations of all parties to the Repurchase Option Agreement under this Section 8 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

9. Compensation to Escrow Agent.

(a) Fees and Expenses. The Company shall compensate Escrow Agent for its services hereunder in accordance with the Schedule of Additional Information attached hereto as Schedule A and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, Postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement.  All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable by the Company upon demand by Escrow Agent.  The obligations of all parties to the Repurchase Option Agreement under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b) Disbursements from Escrow Funds to Pay Escrow Agent.  The Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from Escrow Funds (but only to the extent of the Company's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 8 hereof).  Escrow Agent shall notify the parties to the Repurchase Option Agreement of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the parties to the Repurchase Option Agreement with copies of all related invoices and other statements.

(c) Security and Offset.  All the parties to the Repurchase Option Agreement hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 8 hereof) against the Escrow Funds.  If for an y reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, the parties to the Repurchase Option Agreement shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

10. Representations and Warranties. a. Each of Company and Seller respectively makes the following representations and warranties to Escrow Agent:

(a) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(b) This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

(c) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its certificate of incorporation, articles of organization or bylaws, operating agreement or other organizational documents, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement are consistent with and accurately described in the Repurchase Option Agreement.

(d) Neither the Company nor Seller has made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the securities offered for sale.

(e) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

(f) Company and Seller further represent and warrant to Escrow Agent that no party other than the parties hereto, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

11. IMPORTANT INFORMATION FOR OPENING AN ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Company and Seller acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and Company and Seller agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Company and Seller each represents that its respective identifying information set forth on Schedule  A, including without  limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the federal courts in the state of New York shall have jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the state courts of the state of New York shall have jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

13. Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class , registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice .

14. Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Company, Escrow Agent and Seller. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion .

15. Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

EXHIBIT B TO MCGROARTY AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

U.S. RARE EARTHS, INC

/s/ Kevin Cassidy
Name: Kevin Cassidy
CEO

DANIEL MCGROARTY

/s/ Daniel McGroarty
Daniel McGroarty

MANHATTAN TRANSFER REGISTAR CO.

/s/ John Ahearn
John Ahearn
Title: Partner

SCHEDULE A

1.  Escrow Account.

JP Morgan Chase Bank N.A. New York, NY

Beneficiary Account Number:

Beneficiary Account Address:

2. Escrow Agent Fees.

Acceptance Fee:	$

Annual Escrow Fee:	$

Out-of-Pocket Expenses:	$at cost

Transactional Costs:	$ Domestic and international wire fees.

Other Fees/Attorney, etc.:

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys' fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily  rendered  in  the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to  undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses .

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3. Notice Address -

Principal Place of Business, if different

If to Company at:

ATTN:

If to the Seller at:      [INSERT ADDRESS]

If to the Escrow

Agent at: Manhattan Transfer Registrar as Agent for

57 Eastwood Road
Miller Place, NY  11764
ATIN: John Ahearn
Facsimile: (631) 928-6171
Telephone: (631) 928-7655
Cell: (631) 255-1819

4.  The Repurchase Option Agreement referenced in the preamble to the Escrow Agreement is provided to Escrow Agent for informational purposes only and has not been reviewed, commented on or approved by Escrow Agent in any way.